EXHIBIT 99.1

                  ANNUAL SERVICER'S CERTIFICATE
                     AMERICAN EXPRESS TRAVEL
                 RELATED SERVICES COMPANY, INC.

-----------------------------------------------------------------

          AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

-----------------------------------------------------------------

     The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement dated as of May 16, 1996, (as amended and supplemented, the "Agreement"), among American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation II, each as Transferor, TRS, and The Bank of New York, as trustee (the "Trustee"), does hereby certify that:

     1. TRS is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

     3. A review of the activities of the Servicer during the calendar year ended December 31, 1997 and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such calendar year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

     5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the calendar year ended December 31, 1997, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedv each such default, and (iii) the current status of each such default: NONE.

     IN WITNESS WHEREOF, the undersigned, has dulv executed this Certificate this 19th day of March, 1998.

                          AMERICAN EXPRESS TRAVEL RELATED
                          SERVICES COMPANY, INC., as Servicer


                          By:  /s/ Lawrence Fazzari
                               _____________________________
                          Name:  Lawrence Fazzari
                          Title: Vice President - Business Results
PAGE

                                           EXHIBIT 99.2


REPORT OF INDEPENDENT ACCOUNTANTS


American Express Travel Related Services Company, Inc.
World Financial Center
200 Vesey Street
New York, New York 10285

American Express Centurion Bank
6985 Union Park Center, Suite 235
Midvale, UT 84047

American Express Receivables Financing Corporation II
World Financial Center
200 Vesey Street
New York, New York 10285

  and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined management's assertion that American Express Travel Related Services Company, Inc. ("TRS"), a wholly owned subsidiary of American Express Company ("American Express"), maintained internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust") that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Master Pooling and Servicing Agreement dated as of May 16, 1996, as supplemented by the Series' 1996-1 and 1997-1 Supplements (together the "Agreements"), between TRS as Servicer, American Express Centurion Bank ("Centurion") and American Express Receivables Financing Corporation II ("RFCII"), as Transferors, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report of Management on Credit Account Master Trust Internal Control Policies and Procedures and Pooling and Servicing Agreement Compliance" (the "Report").

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants, and accordingly, included obtaining an understanding of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the policies and procedures, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, errors or irregularities may occur and not be detected. Also, projections of any evaluation of the internal control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS maintained internal control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 1997, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS, as Servicer, Centurion and RFCII, as Transferors, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the criteria specified in the Report.

This report is intended solely for the information and use of the Board of Directors and management of TRS as Servicer, Centurion and RFCII as Transferors, and The Bank of New York as Trustee.
However, this report is a matter of public record, as a result of inclusion as an exhibit to the Annual Report to Shareholders on Form 10-K filed by RFCII on behalf of the Trust, and its distribution is not limited.




                                       /s/ Ernst & Young LLP

March 20, 1998

             REPORT OF MANAGEMENT ON CREDIT ACCOUNT
                  MASTER TRUST INTERNAL CONTROL
        POLICIES AND PROCEDURES AND POOLING AND SERVICING
                      AGREEMENT COMPLIANCE



Internal Control Policies and Procedures
----------------------------------------

American Express Travel Related Services Company, Inc. ("TRS") which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective internal control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust"). These policies and procedures are designed to provide reasonable assurance to TRS' management and Board of Directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Master Pooling and Servicing Agreement dated as of May 16, 1996 as supplemented by the Series 1996-1 and 1997-1 Supplements (together the "Agreements"), between TRS as Servicer, American Express Centurion Bank ("Centurion") and American Express Receivables Financing Corporation II ("RFCII"), as Transferors, and The Bank of New York, as Trustee, on behalf of the certificateholders of the Trust and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any internal control policy and procedure, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control policies and procedures can provide only reasonable assurance with respect to the achievement of any objectives of internal control. Further, because of changes in conditions, the effectiveness of the internal control policies and procedures may vary over time.

TRS has determined that the objectives of its internal control policies and procedures, with respect to servicing and reporting of transferred loans, are to provide reasonable, but not absolute assurance that:

- Funds collected are appropriately allocated to the Trust in accordance with the Agreements.

- The addition of accounts to the Trust are authorized in accordance with the Agreements.

- The removal of accounts from the Trust are authorized in accordance with the Agreements.

- Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

- Daily records as specified in the Agreements are maintained and are available for inspection by the Trustee upon request.

- Monthly servicer's certificates are prepared and contain the required information in accordance with the Agreements.

- Monthly servicer's certificates generated pursuant to the Agreements are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

- The Servicer delivered the Annual Servicer's Certificate to the Trustee.

- The payments to the Trustee are made by the Servicer in accordance with the Agreements.

TRS has assessed its internal control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS maintained that, as of December 31, 1997, its internal control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS, as Servicer, Centurion and RFCII, as Transferors, and The Bank of New York, as Trustee, and are recorded properly to permit the preparation of the required financial reports.


Pooling and Servicing Agreement Compliance
------------------------------------------

TRS is responsible for complying with the Agreements. TRS assessed its compliance, as of December 31, 1997 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. Based upon this assessment and the delivery of the independent accountant's letters pursuant to

Section 3.06 (a) and (b) of the Agreements, TRS was in compliance, as of December 31, 1997 and for the compliance period then ended, with the relevant covenants and conditions identified in the Agreements. In addition, TRS did not identify any instances of noncompliance in performing the assessment.

March 20, 1998

                            American Express Travel Related
                            Services Company, Inc. by:

                            /s/ John McDonnell
                            ----------------------------
                            John McDonnell
                            Chief Financial Officer


                            /s/ Lawrence Fazzari
                            -----------------------------
                            Lawrence Fazzari
                            Vice President, Business Results


                            /s/ Robin Flanagan
                            ------------------------------
                            Robin Flanagan
                            Manager, Business Results

                                                   EXHIBIT 99.3



                        SERVICER'S CERTIFICATE

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

             --------------------------------------------

                          ANNUAL STATEMENT

            AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST

                        SERIES 1996-1 & 1997-1

       FOR THE PERIOD DECEMBER 27, 1996 THROUGH DECEMBER 25, 1997

            --------------------------------------------

The undersigned, a duly authorized representative of American Express Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1996-1 and 1997-1 Supplements (the "Series Supplements"), among TRS, as Servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as Transferors, and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement or the Series Supplements, as applicable.

2.   TRS is, as of the date hereof, the Servicer under the Agreement.

3.   The undersigned is a Servicing Officer.

4. This Annual Statement is delivered pursuant to sections 5.02(d) of the Series Supplements and contains information with respect to the Trust aggregated for the period December 27, 1996 through December 25, 1997 (the end of the last monthly period of the Trust in 1997.)


     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 27th day of January, 1998.

                                        AMERICAN EXPRESS TRAVEL RELATED
                                        SERVICES COMPANY, INC., as Servicer

                                        By:  /s/ Lawrence Fazzari
                                            --------------------------------
                                            Name:  Lawrence Fazzari
                                            Title: Vice President
                                                   Business Results

ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 27,1996 THROUGH DECEMBER 25,1997

I. Trust Activity
-------------------------------------------------------------------------------------------------------------
A. Aggregated Trust Activity
----------------------------

Balances at December 27, 1996
Principal Receivable Balance                         1,731,929,382
Special Funding Account Balance                                  0
Total Principal Balance                              1,731,929,382

Aggregate Finance Charge Collections                   468,964,080
  (excluding Discount Option & Recoveries)
Discount Percentage                                          2.00%
Discount Option Receivables Collections                 53,131,672
Premium Option Receivables Collections                           0
Recoveries                                              27,405,071
Total Collections of Finance Charge Receivables        549,500,823
Total Collections of Principal Receivables           2,603,451,945
Defaulted amount                                       183,109,784
Account Addition                                     2,221,284,748
New Principal Receivables                            2,778,633,746

Balances at December 25, 1997
Principal Receivables Balance                        3,945,286,148
Required Minimum Principal Balance                   2,140,000,000
Transferor Amount                                    1,945,286,148
Special Funding Account Balance                                  0
Total Principal Balance                              3,945,286,148


B. Series Allocations                                Series 1996-1    Series 1997-1      Trust Total
---------------------                                -------------    -------------      -----------

Group Number                                                     1                1
Invested Amount                                      1,000,000,000    1,000,000,000    2,000,000,000
Adjusted Invested Amount                             1,000,000,000    1,000,000,000    2,000,000,000
Principal Funding Account Balance                                0                0                0
Series Allocation Percentage at 12/25/97                    50.00%           50.00%          100.00%
Series Alloc. Finance Charge Collections               410,492,510      139,008,314      549,500,823
Series Allocable Recoveries                             20,076,759        7,328,312       27,405,071
Series Alloc. Principal Collections                  1,976,243,173      627,208,771    2,603,451,945
Shared Principal Collections                                   N/A              N/A
Series Allocable Defaulted Amount                      138,360,316       44,749,468      183,109,784


C. Group I Allocations                               Series 1996-1    Series 1997-1    Group I Total
----------------------                               -------------    -------------    -------------

Investor Finance Charge Collections                    210,029,784       71.815,536      281,845,320
Investor Monthly Interest                               67,570,562       24,504,437       92,074,999
Investor Default Amount                                 71,114,940       23,120,201       94,235,141
Investor Service Fees                                   20,000,000        6,888,889       26,888,889
Investor Additional Amounts                                      0                0                0
Total                                                  158,685,502       54,513,527      213,199,029
Reallocated Investor Finance Charge Collections                N/A              N/A              N/A
Available Excess                                        51,344,282       17,302,009       68,646,291


ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 27. 1996 THROUGH DECEMBER 25,1997

II. Series 1996-1 Certificates
-------------------------------------------------------------------------------------------------------------
                                                        Series      Total Investor  Transferors
A. Aggregate Investor/Transferor Allocations       Allocations       Interest         Interest
--------------------------------------------       -----------       --------         --------
Invested/Transferor Amount at 12/27/96           1,731,929,382    1,000,000,000    731,929,382
Adjusted Invested Amount at 12/27/96                       N/A    1,000,000,000            N/A
Collections of Finance Chg. Receivables            410,492,510      210,029,784    200,462,726
Collections of Principal Receivables             1,976,243,173    1,020,232,287    956,010,886
Defaulted Amount                                   138,360,316       71,114,940     67,245,376
Invested/Transferor Amount at 12/25/97           1,972,643,084    1,000,000,000    972,643,084

                                                                                     Collateral
B. Monthly Period Funding Requirements                Class A           Class B       Interest         Total
--------------------------------------                -------           -------       --------         -----
Monthly Interest                                    58,820,000        4,170,000     4,580,562      67,570,562
Investor Default Amount                             61,514.423        4,266,896     5,333,620      71,114,940
Investor Monthly Fees                               17,300,000        1,200,000     1,500,000      20,000,000
Investor Additional Amounts                                  0                0             0               0
Total                                              137,634,423        9,636,896    11,414,183     158,685,502

Reallocated Investor Finance Charge Collections                                                           N/A
                                                                                    Collateral
C. Certificates - Balances and Distributions          Class A          Class B       Interest          Total
--------------------------------------------          -------          -------       --------          -----

Certificates Balance at 12/27/96                   865,000,000       60,000,000    75,000,000   1,000,000,000
Interest Distributions                              58,820,000        4,170,000     4,580,562      67,570,562
Principal Deposits - Prin. Funding Account                   0                0             0               0
Principal Distributions                                      0                0             0               0
Total Distributions                                 58,820,000        4,170,000     4,580,562      67,570,562
Certificates Balance at 12/25/97                   865,000,000       60,000,000    75,000,000   1,000,000,000

D. Aggregate Distributions in respect of the Class A Certificates per $1,OO0 original certificate principal amount.

      1.   Total                                                     $    68.00

      2.    Amount in respect of Class A Monthly Interest            $    68.00

      3.    Amount in respect of Class A Outstanding
            Monthly Interest                                         $     0.00

      4.    Amount in respect of Class A Additional
            Interest                                                 $     0.00

      5.    Amount in respect of Class A Principal                   $     0.00

E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.    Total amount of Class A Investor Charge-Offs:            $     0.00

      2.    Amount of Class A Investor Charge-
            Offs per $1,000 original certificate
            principal amount:                                        $     0.00

      3.    Total amount reimbursed in respect of
            Class A Investor Charge-Offs:                            $     0.00

      4.    Amount reimbursed in respect of Class
            A Investor Charge-Offs per $1,000
            original certificate principal amount:                   $     0.00

F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

     1.    Total                                                     $    69.50

     2.    Amount in respect of Class B Monthly Interest             $    69.50

     3.    Amount in respect of Class B Outstanding
           Monthly Interest                                          $     0.00

     4.    Amount in respect of Class B Additional
           Interest                                                  $     0.00

     5.    Amount in respect of Class B Principal                    $     0.00

G.  Reductions in Class B Invested Amount pursuant to clauses (c),
(d), and (e) of the definition of Class B Invested amount as of December 25, 1997.

       1.    The amount of reductions in Class 3
             Invested Amount pursuant to clauses
             (c), (d), and (e) of the definition
             of Class B Invested Amount:                            $      0.00

       2.    The amount of reductions of the
             Class B Invested Amount set forth in
             paragraph 1 above, per S1,OOO original
             certificate principal amount:                        $        0.00

       3.    The total amount reimbursed in respect
             of such reductions in the Class B
             Invested Amount:                                     $        0.00

       4.    The amount set forth in paragraph 3
             above, per $1,000 original certificate
             principal amount:                                    $       0.00


H.   Aggregate Distributions to the Collateral Interest Holder.

     1.    Total amount distributed to the Collateral
           Interest Holder:                                       $4,580,562.32

     2.    Amount distributed in respect of Collateral
           Monthly Interest:                                      $4,580,562.32

     3.    Amount distributed in respect of Collateral
           Additional Interest:                                   $        0.00

     4.    The amount distributed to the Collateral
           Interest Holder in respect of principal
           on the Collateral Invested Amount:                     $        0.00

I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d), and (e) of the definition of Collateral Invested Amount as of December 25, 1997.

     1.    The amount of reductions in the
           Collateral Invested Amount pursuant
           to clauses (c), (d), and (e) of the
           definition of Collateral Invested Amount:              $        0.00

     2.    The total amount reimbursed in respect
           of such reductions in the Collateral
           Invested Amount:                                       $        0.00

J.   Aggregate Reallocated Principal Collections.

     1.    Reallocated Principal Collections
           Required to fund the Required Amount:                  $        0.00

     2.    Shared Principal Collections from other
           Series allocated to Series 1996-1:                               N/A


K.   Aggregate Available Principal Collections treated as Shared
Principal Collections:                                            $        0.00


L.   Amount of Series Enhancement drawn upon and allocated to
Series 1996-1:                                                    $        0.00

ACTIVITY AGGREGATE FOR THE PERIOD DECEMBER 27, 1996 THROUGH DECEMBER 25, 1997

III.  Series 1997-1 Certificates
-------------------------------------------------------------------------------------------------------------
                                                    Series     Total Investor     Transferors
A. Aggregate Investor/Transferor Allocations     Allocations       Interest        Interest
--------------------------------------------     -----------       --------        --------
Invested/Transferor Amount at 08/28/97         1,936,961,975  1,000,000,000     936,961,975
Adjusted Invested Amount at 12/25/97                     N/A  1,000,000,000             N/A
Collections of Finance Chg. Receivables          139,008,314     71,815,536      67,192,778
Collections of Principal Receivables             627,208,771    324,045,615     303,163,157
Defaulted Amount                                  44,749,468     23,120,201      21,629,267
Invested/Transferor Amounts at 12/25/97        1,972,643,084  1,000,000,000     972,643,084


                                                                                 Collateral
B. Monthly Period Funding Requirements             Class A          Class B       Interest            Total
-------------------------------------              -------          -------       --------            -----

Monthly Interest                                  21,221,333      1,506,500       1,776,603       24,504,437
Investor Default Amount                           19,998,974      1,387,212       1,734,015       23,120,201
Investor Monthly Fees                              5,958,889        413,333         516,667        6,888,889
Investor Additional Amounts                                0              0               0                0
Total                                             47.179,197      3,307,045       4,027,285       54,513,527

Reallocated Investor Finance Charge Collections                                                          N/A

                                                                                 Collateral
C. Certificates - Balances and Distributions        Class A         Class B       Interest            Total
--------------------------------------------        -------         -------       --------            -----

Certificates Balance at Issuance                865,000,000      60,000,000      75,000,000    1,000,000,000
Interest Distributions                           21,221,333       1,506,500       1,776,603       24,504,437
Principal Deposits - Prin. Funding Account                0               0               0                0
Principal Distributions                                   0               0               0                0
Total Distributions                              21,221,333       1,506,500       1,776,603       24,504,437
Certificates Balance at 12/25/97                865,000,000      60,000,000      75,000,000    1,000,000,000

D. Aggregate Distributions in respect of the Class A Certificates per $1,000 original certificate principal amount.

     1.   Total                                                  $      24.53

     2.   Amount in respect of Class A Monthly Interest          $      24.53

     3.   Amount in respect of Class A Outstanding
          Monthly Interest                                       $       0.00

     4.   Amount in respect of Class A Additional
          Interest                                               $       0.00

     5.   Amount in respect of Class A Principal                 $       0.00

E. Aggregate Class A Investor Charge-Offs and Reimbursement of Class A Investor Charge-Offs.

      1.   Total amount of Class A Investor Charge-Offs:         $       0.00

      2.   Amount of Class A Investor Charge-
           Offs per $1,000 original certificate
           principal amount:                                     $       0.00

      3.   Total amount reimbursed in respect of
           Class A Investor Charge-Offs:                         $       0.00

      4.   Amount reimbursed in respect of Class
           A Investor Charge-Offs per $1,000
           original certificate principal amount:                $       0.00

 F. Aggregate Distributions in respect of the Class B Certificates, per $1,000 original certificate principal amount.

      1.   Total                                                 $      25.11

      2.   Amount in respect of Class B Monthly Interest         $      25.11

      3.   Amount in respect of Class B Outstanding
           Monthly Interest                                      $       0.00

      4.   Amount in respect of Class B Additional
           Interest                                              $       0.00

      5.   Amount in respect of Class B Principal                $       0.00

G.     Reductions in Class B Invested Amount pursuant to clauses (c),
(d), and (e) of the definition of Class B Invested Amount as of December 25, 1997.

      1.   The amount of reductions in Class B
           Invested Amount pursuant to clauses
           (c), (d), and (e) of the definition
           of Class B Invested Amount:                          $       0.00




      2.   The amount of reductions in the
           Class B Invested Amount set forth in
           paragraph 1 above, per $1,000 original
           certificate principal amount:                          $        0.00

      3.   The total amount reimbursed in respect
           of such reductions in the Class B
           Invested Amount:                                       $        0.00

      4.   The amount set forth in paragraph 3
           above, per $1,000 original certificate
           principal amount:                                      $        0.00


H.    Aggregate Distributions to the Collateral Interest Holder.

      1.   Total amount distributed to the Collateral
           Interest Holder:                                       $1,776,603.27

      2.   Amount distributed in respect of Collateral
           Monthly Interest:                                      $1,776,603.27

      3.   Amount distributed in respect of Collateral
           Additional Interest:                                   $        0.00

      4.   The amount distributed to the Collateral
           Interest Holder in respect of principal
           on the Collateral Invested Amount:                     $        0.00


I.   Amount of reductions in Collateral Invested Amount pursuant to clauses
(c), (d) and (e) of the definition Collateral Invested Amount as of December 25, 1997.

     1.    The amount of reductions in the
           Collateral Invested Amount pursuant
           to clauses (c), (d), and (e) of the
           definition of Collateral Invested Amount:              $         0.00

     2.    The total amount reimbursed in respect
           of such reductions in the Collateral
           Invested Amount:                                       $         0.00

J.    Aggregate Reallocated Principal Collections.

     1.    Reallocated Principal Collections
           Required to fund the Required Amount:                  $         0.00

     2.    Shared Principal Collections from other
           Series allocated to Series 1997-1:                                N/A

K.    Aggregate Available Principal- Collections treated as Shared
Principal Collections:                                            $         0.00


L.    Amount of Series Enhancement drawn upon and allocated to
      Series 1997-1:                                              $         0.00
